Compensation Information for the Company’s Named Executive Officers

Robert I. Blum, President & Chief Executive Officer:

•	2023 base salary $790,000;

•	2022 bonus award $395,705; and

•	2023 target bonus is 75% of base salary.

Ching W. Jaw, Senior Vice President, Finance and Chief Financial Officer:

•	2023 base salary $525,971;

•	2022 bonus award $193,145; and

•	2023 target bonus is 45% of base salary.

Fady I. Malik, Executive Vice President, Research and Development:

•	2023 base salary $586,023;

•	2022 bonus award $207,829; and

•	2023 target bonus is 45% of base salary.

Andrew Callos, Executive Vice President, Chief Commercial Officer:

•	2023 base salary $523,640;

•	2022 bonus award $189,511; and

•	2023 target bonus is 45% of base salary.